Exhibit 10.1

                            AMENDMENT NUMBER 6 TO THE
                              POWER SALES CONTRACT
                                     BETWEEN
                           MIDAMERICAN ENERGY COMPANY
                                       AND
                         NEBRASKA PUBLIC POWER DISTRICT


     THIS AMENDMENT NUMBER 6 to the Power Sales Contract ("Contract") is made, entered into, and shall be effective as of the 31st day of July, 2002, by and between MidAmerican Energy Company ("Purchaser"), formerly Iowa Power and Light Company, and Nebraska Public Power District (the "District"), formerly Consumers Public Power District.

     WHEREAS, Purchaser and the District entered into a Settlement Agreement as of July 31, 2002 ("Settlement Agreement"), settling the lawsuit entitled:
Nebraska Public Power District v. MidAmerican Energy Company,
-------------------------------------------------------------
Civil Action No. 4:97CV346, pending in the United States District Court for the District of Nebraska (the "Litigation"); and

     WHEREAS, Purchaser and the District, as a result of said settlement, reached agreement to amend further the Contract made and entered into by them as of September 22, 1967, and heretofore amended as of February 20, 1968, May 24, 1968, August 31, 1970, March 28, 1974, and September 2, 1997, respectively.

     NOW, THEREFORE, Purchaser and the District hereby agree as follows:

     1. In Section 1 of the Contract, the words "of thirty-seven years from the date hereof" shall be deleted and replaced with the words "that will end on December 31, 2004, at 11:59:59 p.m."

     In addition, the following paragraph shall be added as a new paragraph after the existing paragraph: "The Contract, which for MAPP purposes is identified as Transaction No. A-135, shall remain in effect in its pre-Amendment 6 form, for the purposes of MAPP accreditation only, until the MAPP
Accreditation Working Group recognizes and grants accreditation to the Power Sales Agreement, as amended by Amendment 6."

     2. In Section 2 of the Contract, the following words shall be added to the end of paragraph "b": "and except the 345 kv transmission line together with associated equipment and switching (MINT Line) extending southeast to Fairport."; the contents of paragraph "c" shall be deleted and replaced with the word: "Reserved," the contents of paragraphs "e" through and including "k" shall be deleted and replaced with the word: "Reserved," and the contents of paragraph "l" shall be deleted after the words "Monthly Power Costs shall mean" and replaced with the following:

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

     "only those costs billable to Purchaser pursuant to the pricing terms and conditions set forth in subparagraphs (1) and (2) and (3), below."

          "(1) Capacity Price.

          The parties agree to keep and maintain confidential the following Capacity Prices and associated billings except to the extent (i) required by law or regulation, (ii) required by order of any court or administrative agency of competent jurisdiction, (iii) deemed necessary by a party in order to inform a regulatory authority with jurisdiction over that party, or to inform a North American Electric Reliability Council organization,
     (iv) deemed necessary to provide to customers of either party or (v) necessary in a proceeding by a party hereto to enforce the terms of this Agreement. In the event other needs to disclose the terms of this Agreement shall arise, and a party seeks the permission of the other party to make the disclosure, such permission shall not be unreasonably withheld."

     "August 1, 2002 - December 31, 2002: [confidential information intentionally deleted]/kW-Month for 380 megawatts of the Nuclear Facility's accredited Mid-Continent Area Power Pool ("MAPP") capacity or of the Nuclear Facility's capacity as accredited by any successor organization to MAPP, responsible for accrediting the Nuclear Facility's generation capacity, delivered to the Purchaser ("Purchaser's Capacity Share")."

     "January  1,  2003  -  December   31,   2003:   [confidential   information
     intentionally deleted]/kW-Month for Purchaser's Capacity Share."

     "January  1,  2004  -  December   31,   2004:   [confidential   information
     intentionally deleted]/kW-Month for Purchaser's Capacity Share."

          "The  District  guarantees  Purchaser  380  megawatts  of the  Nuclear
     Facility's accredited capacity at all times during the term of this Contract ("Guaranteed Capacity"). If a reduction in the accreditation of the Nuclear Facility requires the District to replace a portion or all of the Guaranteed Capacity, the District shall so provide and the Purchaser shall continue to pay for such replacement accredited capacity ("Replacement Capacity") at the Capacity Price. The Replacement Capacity, if any, shall be accredited by MAPP or any successor organization to MAPP, responsible for accrediting the Nuclear Facility's generation capacity."

          "(2) Energy Price.
               -------------

          The parties agree to keep and maintain confidential the following Energy Prices and associated billings except to the extent (i) required by law or regulation, (ii) required by order of any court or administrative agency of competent jurisdiction, (iii) deemed necessary by a party in order to inform a regulatory authority with jurisdiction over that party, or to inform a North American Electric Reliability Council organization, (iv) deemed necessary to provide to customers of either party or (v) necessary in a proceeding by a party hereto to enforce the terms of this Agreement. In the event other needs to disclose the terms of this Agreement shall arise, and a party seeks the permission of the other party to make the disclosure, such permission shall not be unreasonably withheld."

          "The Purchaser's  Nuclear Energy Share, as defined in paragraph (a) of
     Section 3, delivered to the switchyard referenced in Section 8 of the Contract, and Supplementary Energy, as defined in paragraph (a) of Section 3, which shall be delivered to the switchyard referenced in Section 8 of the Contract, or other mutually agreed locations on the Purchaser's system, when added together shall be defined as "Total Delivered Energy"."

     "August 1, 2002 - December 31, 2002:

          Energy Price A: [confidential information intentionally deleted]/MWh for Total Delivered Energy for each MWh at or below the applicable Guaranteed Minimum Energy as set forth in paragraph 3(b), and"

          "Energy Price B: [confidential information intentionally  deleted]/MWh
          for  Total  Delivered   Energy  for  each  MWh  above  the  applicable
          Guaranteed Minimum Energy as originally set forth in Section 3(b)."

     "January 1, 2003 - December 31, 2003:

          Energy Price A: [confidential information intentionally deleted]/MWh for Total Delivered Energy for each MWh at or below the applicable Guaranteed Minimum Energy as set forth in paragraph 3(b), and"

          "Energy Price B: [confidential information intentionally  deleted]/MWh
          for  Total  Delivered   Energy  for  each  MWh  above  the  applicable
          Guaranteed Minimum Energy as originally set forth in Section 3(b)."

     "January 1, 2004 - December 31, 2004:

          Energy Price A: [confidential information intentionally deleted]/MWh for Total Delivered Energy for each MWh at or below the applicable Guaranteed Minimum Energy as set forth in paragraph 3(b), and"

          "Energy Price B: [confidential information intentionally  deleted]/MWh
          for  Total  Delivered   Energy  for  each  MWh  above  the  applicable
          Guaranteed Minimum Energy as originally set forth in Section 3(b)."

               "(3) EHV Facilities Cost Share
                    -------------------------

               Fifty percent of the District's actual costs resulting from the operation and maintenance ("O&M") of the EHV Facilities, and fifty percent of an annual amortization of the District's costs resulting from capital renewals and replacements ("R&R"), if any, to the EHV Facilities, provided these O&M and capital R&R costs meet the requirements of Section 15 of this Contract, plus any amount MidAmerican shall owe pursuant to Section 18. The annual amortization of R&R costs shall be over the life of the replaced or renewed equipment for a period of time not to exceed thirty years and shall be billed on this basis regardless of whether the District does or does not use this amortization for internal accounting purposes. The period of amortization shall be one agreed to by Purchaser, which agreement shall not be unreasonably withheld."

               3. Section 3 of the Contract shall be deleted and replaced by the following:

               "(a) The "Purchaser's Nuclear Energy Share" shall be 380 MWh per hour during hours when the Nuclear Facility is operating at or above a net 650 megawatts and shall not be less than fifty percent of the net power and energy produced by the Nuclear Facility when it is operating below a net 650 megawatts. The District agrees to deliver to the Purchaser, and the Purchaser agrees to purchase, the Purchaser's Nuclear Energy Share, at the 345 kv switchyard referred to in Section
          8. The District shall have full operating authority to determine the operating level of the Nuclear Facility at all times. The District at its option can use the Nuclear Facility or energy from other supplemental sources ("Supplementary Energy") to supply Purchaser's Nuclear Energy Share up to the Guaranteed Minimum Energy. Unless agreed to by the Purchaser, the District will not deliver Supplementary Energy during scheduled refueling outages described in
          Section 3(b), unless such Supplementary Energy is required to meet the Guaranteed Minimum Energy over the remaining calendar year. If, at any time, the Purchaser's Nuclear Energy Share at an 85 percent capacity factor over the remaining calendar year operating hours described in paragraph (b), below, will not result in sufficient energy deliveries to meet the Guaranteed Minimum Energy, defined in paragraph (b), below, then the District shall have the obligation to supplement the Purchaser's Nuclear Energy Share with Supplementary Energy of at least 323 MWh per hour and deliver such supplies to the switchyard of the Nuclear Facility or to other mutually agreed locations on the Purchaser's system. In such deliveries to such other locations, the Purchaser shall not unreasonably refuse to receive and purchase such Supplementary Energy, if there is no resulting additional cost to the Purchaser. Supplementary Energy shall be a flat, around-the-clock schedule, can be delivered concurrently with delivery of the Purchaser's Nuclear Energy Share, shall be purchased by the Purchaser at the Energy Price, shall count towards the Guaranteed Minimum Energy, and shall be delivered pursuant to a mutually agreeable schedule. The sum of the Purchaser's Nuclear Energy Share and Supplementary Energy shall not exceed 380 MWh per hour in any hour, absent the Purchaser's prior consent."

               "(b) The "Guaranteed Minimum Energy" shall be the minimum amount of energy as set forth below that the District is obligated to annually deliver to the Purchaser, except as otherwise provided in
          Section 10(b); and also, that the Purchaser is obligated to purchase from the District, except as otherwise provided in Section 10(b). The basis for calculating the Guaranteed Minimum Energy is 380 megawatts at 85 per cent capacity factor for the number of hours during the year that the Nuclear Facility is planned, at the time of the execution of Amendment 6, to be operating, and zero per cent capacity factor in the other hours. (The Nuclear Facility outages are planned to last 42 days and are currently scheduled to begin on March 1, 2003 and October 2, 2004; however, the District retains the authority and obligations it has pursuant to Sections 7 and 10(a) of this Contract in the scheduling of such refueling outages.) For the purpose of defining the Guaranteed Minimum Energy, such numbers of operating hours are 3,672 hours for 2002 starting August 1; 7,752 hours in 2003; and 7,776 hours in 2004. The Guaranteed Minimum Energy shall be as follows, except as otherwise provided in Section 10(b):"

               "August 1, 2002 - December 31, 2002: 1,186,056 MWh."

               "January 1, 2003 - December 31, 2003: 2,503,896 MWh."

               "January 1, 2004 - December 31, 2004: 2,511,648 MWh."

               "Total Delivered Energy during the said calendar year shall not be less than the Guaranteed Minimum Energy, except as otherwise provided in Section 10(b)."

               4. The title of Section 4 of the Contract shall be deleted and replaced by the following new title: "Billing and Payment." In addition, the remainder of Section 4 shall be deleted and replaced with the following:

               "(a) On or before the fifth day of each Month the District shall render to the Purchaser a monthly statement showing:"

               "(1) the amount of 380,000 kilowatts, the Purchaser's Capacity Share, multiplied by the Capacity Price contained in subparagraph (1) of Section 2(l) applicable for the Month;"

               "(2) the amount for the preceding Month equal to:"

                    "(i) that amount of the Total Delivered Energy up to and including the Guaranteed Minimum Energy multiplied by Energy Price A as provided in subparagraph (2) of Section 2(l), plus"
                    ----

                    "(ii) that amount of the Total Delivered Energy above the Guaranteed Minimum Energy, if any, multiplied by Energy Price B as provided in subparagraph (2) of 2(l);"

               "(3) statements in MWh of:"

                    "(i) the Nuclear Facility's total net generation for the preceding Month;"

                    "(ii) Purchaser's Nuclear Energy share for the preceding Month;"

                    "(iii) Supplementary Energy for the preceding Month; and"

                    "(iv) the year-to-date cumulative amount from January 1 (or August 1, for 2002) for the Total Delivered Energy;"

               "(4) (i)  the  Guaranteed  Minimum  Energy  for  the  appropriate calendar  year  except  as  otherwise  provided  in  Section
                    10(b);"

                    "(ii) the total Nuclear Facility operating hours remaining in the calendar year occurring after the last date of the previous Month;"

                    "(iii) the value obtained by multiplying the value shown in clause 4(ii), above, by the Purchaser's Capacity Share and then multiplying by 85 per cent; and"

                    "(iv) the value obtained by adding clause 3(iv) and 4(iii), above;"

               "(5) the estimated or budgeted EHV Facilities Cost Share as defined in subparagraph (3) of Section 2(l) applicable for the current Month, with an annual true-up, if any, to actual cost at year end."

               "Purchaser within twenty days of the date of the monthly statement shall pay to the District, by wire transfer to an account designated by the District, the sum of the amounts referred to in subparagraphs (1), (2), and (5), above."

               "Purchaser may, in good faith, dispute the correctness of any monthly statement rendered under this Contract or adjust any monthly statement for any arithmetic or computational error within sixty (60) days of the date the monthly statement was rendered. In the event of a disputed monthly statement, payment of the undisputed portion of the monthly statement shall be required to be made when due by Purchaser, with notice of the objection given to the District. Any monthly billing dispute or adjustment shall be in writing and shall state the basis for the dispute or adjustment. Payment of the disputed amount shall not be required until the dispute is resolved. Any such monthly billing dispute or adjustment shall first be submitted to the parties' Chief Executive Officers for resolution. If unresolved after sixty (60) days, such dispute or adjustment may be submitted to mediation or binding arbitration  by  agreement  of the  parties,  or  failing  that may be litigated by the parties. If it is ultimately determined that the disputed monthly statement was correct, the Purchaser shall pay the disputed amount within twenty (20) days and shall pay the District an additional amount for interest, on the disputed amount, at the rate of 10% per annum from the original due date until paid. If it is determined that an adjustment to a disputed monthly statement previously paid by the Purchaser is appropriate, then the District shall refund to the Purchaser such disputed amount within twenty (20) days of such determination, if not already made, and the District shall pay the Purchaser an additional amount for interest, on the amount of the adjustment, at the rate of 10% per annum from the date payment was originally received by the District until the refund is paid. Any dispute by the Purchaser with respect to a monthly statement is waived unless the District is notified within sixty (60) days after the monthly statement is rendered or any specific adjustment to the monthly statement is made."

               "The  billings,  as  rendered  by the  District  pursuant to this
          Contract, prior to its amendment by Amendment 6, for June 2002 capacity and energy and the EHV Facilities, and for July 2002 capacity and the EHV Facilities shall be paid by the Purchaser prior to the execution of Amendment 6. The billing for July 2002 energy supplied by the District to the Purchaser pursuant to this Contract, which billing shall be rendered by the District on or before the fifth day of August 2002, shall be paid by the Purchaser by August 25, 2002, at the price of [confidential information intentionally deleted]/MWh."

               "(b) By January 25, 2005, Purchaser shall pay the District for the energy delivered pursuant to this Contract during December 2004, the amount referred to in subparagraph (a)(2) and the annual true-up for 2004, if any, required under (a)(5), above. The District shall include in the monthly statement for said Month all the information referred to in subparagraphs (a)(2) through and including (a)(5), above."

               "(c) The District may, whenever any undisputed amount due remains unpaid subsequent to the 30th day after the due date and after giving 30 days advance notice and opportunity to cure in writing via registered mail, terminate this Contract if Purchaser has failed to cure within the said 30 days, but no such termination shall relieve the Purchaser from liability for its default. No such termination shall relieve the District from any liability for damages or prevent Purchaser from obtaining any other remedy(ies) allowable at law or equity for breach of this Contract."


          5. The contents of Sections 5 and 6 of the Contract shall be deleted and replaced in each instance with a new title: "Reserved."

          6. In Section 7 of the Contract, in the first sentence, the words "follows (while this Section 7 references deliveries from the Nuclear Facility, it is agreed by the parties that this Section 7 also applies to deliveries at other locations on the Purchaser's system pursuant to Amendment 6)." shall be inserted after the word "as," and the remainder of the sentence shall be deleted.

          In the second sentence, the words "Purchaser and the," "respectively," "each" and "other" shall be deleted, and the word "Purchaser" shall be inserted after the words "deliver to the."

          In paragraph "a" in line 1, the words "Contract Year" shall be deleted and replaced with the words "calendar year, except 2002," the words "for each Month of the ensuing calendar year" shall be added after the words "total energy," a semicolon shall be added after the words "Nuclear Facility," and the remainder of the paragraph shall be deleted.

          In paragraph "b" the words "Contract Year" shall be deleted and replaced with the words "calendar year," and the words "desired by the Purchaser or the District, as the case may be," shall be deleted.

          In paragraph "c" the words "At least eight hours before 12:01 A.M., C.S.T." shall be deleted and replaced with the words "By 8:00 A.M., C.P.T." and the words "shall be provided to the Purchaser for the next day" followed by a period (".") shall be inserted after the words "energy deliveries" and the remainder of the sentence shall be deleted. In addition, the following words shall be added at the end of the foregoing:
     "The District shall separately identify any amounts being scheduled as Supplementary Energy, as well as any amounts of such Supplementary Energy scheduled to be delivered to mutually agreeable points other than the Nuclear Facility switchyard."

          In addition the next to last paragraph of Section 7, added to the Contract by Amendment Number 2, shall be deleted.

          In the last paragraph of Section 7 the phrase "Contract Year" shall be deleted and replaced by the phrase "calendar year" each time the former phrase appears in the paragraph. In addition the words "agree on" shall be deleted and replaced by the phrase "consult regarding."

          7. In Section 10 of the Contract the first paragraph shall be designated as paragraph "a," and the following words shall be inserted between the words "Purchaser if" and "the District:" "the Nuclear Facility is reduced below a net 650 MWh per hour and."

          In addition, the second paragraph of the Contract shall be deleted and the following paragaphs "b," "c" and "d" shall be added.

          "(b) If the amount of energy produced from the Nuclear Facility is reduced below a net 650 MWh per hour due to External Uncontrollable Forces (as hereinafter defined), fifty per cent of such reductions shall apply as reductions to the Guaranteed Minimum Energy but only for so long as the reduction is attributable to the event or circumstance creating the External Uncontrollable Forces. For purposes of this Contract, External Uncontrollable Forces means an event or circumstance which prevents the District from performing its obligations under this Contract, which event or circumstance was not anticipated or foreseeable, which event or circumstance is not within the control of, or the result of the negligence of the District, and which, by exercise of due diligence, the District is unable to overcome or avoid or cause to be avoided. Reductions in the Nuclear Facility's production due to any of the following: (i) the breakage, accident or failure of materials, machinery, equipment, and personnel resulting from causes other than External Uncontrollable Forces; or (ii) voluntary or regulatory shutdowns shall not apply as reductions to the Guaranteed Minimum Energy obligation. Reductions in the Nuclear Facility's production due to any of the following: (i) storm damage; (ii) low Missouri River water levels or high Missouri River water temperatures; or (iii) acts of war or terrorism (including, but not limited to, government-ordered shutdowns of nuclear plants due to a threat of terrorism) shall be considered External Uncontrollable Forces and shall apply as reductions to the Guaranteed Minimum Energy obligation. The District shall provide reasonable documentation supporting the declaration of an External Uncontrollable Force to Purchaser. Any and all benefits or proceeds received by the District as a result of any remedy associated with the External Uncontrollable Force caused by a third party shall be shared equally between the parties; however, the sum of the value MidAmerican receives under paragraph "c," below, plus its share of the benefits or proceeds referred to in the prior sentence, shall not exceed the value of the energy Purchaser was entitled to receive but did not receive due to the External Uncontrollable Force.

          "(c) To the extent the District fails to deliver to the Purchaser in either 2003 or 2004, the Guaranteed Minimum Energy as originally established, due to External Uncontrollable Forces, the District shall pay within 30 days after the end of such year to the Purchaser, an amount of [confidential information intentionally deleted] (during 2003) and [confidential information intentionally deleted] (during 2004) per MWh it fails to deliver in such year."

          "(d) If the District reduces Total Delivered Energy due to an External Uncontrollable Force to an average less than a net 190 MWh per hour over a six (6) month period, then the Purchaser may serve written notice upon the District of the Purchaser's intention to terminate the Contract within ten
     (10) business days. Any such termination shall not relieve the District from any liability for damages or prevent Purchaser from obtaining any other remedy(ies) allowable at law or equity for breach of this Contract."

          8. The contents of Sections 12 and 13 of the Contract shall be deleted and replaced in each instance with a new title: "Reserved."

          9. The contents of Section 14 of the Contract shall be deleted and replaced with the following:

          The Purchaser certifies that it continued its purchase of insurance applicable to 50% of the Cooper plant for primary nuclear property insurance, excess nuclear property insurance, and nuclear accidental outage insurance through, and including, the execution date of Amendment 6.

          10. In the heading for Section 15, the words "OF EHV FACILTIES" shall be added after the word "MAINTENANCE". In addition, line 2 of amended
     Section 15, of the Contract, the following words "Nuclear Facility and the" shall be deleted.

          In addition, after the sentence ending with the words "safety and expedition" the following shall be added: "Notwithstanding any other provision of this Contract, all operating and maintenance and renewal and replacement projects that are projected to cost in excess of [confidential information intentionally deleted] shall require the prior consent of Purchaser for the Purchaser to be obligated to pay its 50% share of such projects, or if in the aggregate all such costs exceed [confidential information intentionally deleted] in a given calendar year all such costs shall require the prior consent of Purchaser for the Purchaser to be obligated to pay its 50% share of such projects, which consent shall not be unreasonably withheld. The District shall provide Purchaser with economic and engineering analysis that examines the costs and benefits of all proposed projects that are projected to cost in excess of [confidential information intentionally deleted]. The parties' Transmission Operating Agreement dated February 20, 1968, as amended, is not amended by the parties' Amendment 6 to this Contract.

          In addition, in Section 15, in the third to last sentence the words "the Nuclear Facility and" shall be deleted, the words "and maintenance" shall be inserted after the word "operating," and the last two sentences shall be deleted.

          11. The contents of Sections 16 and 17 of the Contract shall be deleted and replaced in each instance with a new title: "Reserved."

          12. In Section 18 of the Contract the words "Nuclear Facility and the" shall be deleted, and the words ", and paid by the District," shall be inserted after the words "EHV Facilities" and placement of a comma (",") after the word "insurance."

          In addition, the following words shall be added after the words "shall be paid:" "50% by the Purchaser to the District as part of the Monthly Power Costs, provided the liability is not due to or does not arise out of the District's failure to operate and maintain and make renewals and replacements to the EHV Facilities consistent with Section 15 of this Contract."

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

          13. The contents of Sections 20 through and including 23 of the Contract shall be deleted and replaced in each instance with a new title:
     "Reserved."

          IN WITNESS WHEREOF, Purchaser and the District have caused this Amendment Number 6 to be executed by their duly authorized officers and delivered in counterparts, each of which when so executed and delivered
     (whether in person or by facsimile) shall be an original, and the counterparts taken together shall constitute one instrument.




     NEBRASKA PUBLIC POWER DISTRICT              MIDAMERICAN ENERGY COMPANY


     By: /s/  William J. Fehrman                 By:  /s/  Jack L. Alexander
        ------------------------                     -----------------------
              William J. Fehrman                           Jack L. Alexander
              Vice-President                               Senior Vice-President


                                      -11-